EVERY SHAREHOLDER'S VOTE IS IMPORTANT!
           THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" EACH PROPOSAL.
                   PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN

                   YOUR PROXY IN THE ENCLOSED ENVELOPE TODAY!
                Please detach at perforation before mailing.
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                          EVERGREEN QUALITY INCOME FUND,
                    a series of Evergreen Fixed Income Trust

                      PROXY FOR THE MEETING OF SHAREHOLDERS
                             TO BE HELD ON MAY 13, 2002


         The undersigned, revoking all Proxies heretofore given, hereby appoints [To be determined] or any of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of Evergreen Quality Income Fund, a series of Evergreen Fixed Income Trust, ("Quality Income Fund") that the undersigned is entitled to vote at the special meeting of shareholders of Quality Income Fund to be held at 2:00 p.m. on May 13, 2002 at the offices of Evergreen Funds, 200 Berkeley Street, Boston, MA 02116-5034 and at any adjournments thereof, as fully as the undersigned would be entitled to vote if personally present.

         NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS PROXY. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian, or custodian for a minor, please give your full title. When signing on behalf of a corporation or as a partner for a partnership, please give the full corporate or partnership name and your title, if any.

                                   Date                 , 2002

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                                   Signature(s) and Title(s), if applicable

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     THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEES OF EVERGREEN FIXED INCOME
TRUST. THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSALS. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSALS IF NO CHOICE IS INDICATED. THE TRUSTEES OF EVERGREEN FIXED INCOME TRUST RECOMMENDS A VOTE FOR THE PROPOSALS. PLEASE MARK YOUR VOTE BELOW IN BLUE OR BLACK INK. DO NOT USE RED INK. EXAMPLE: X

         1. To approve an Agreement and Plan of Reorganization whereby Evergreen Diversified Bond Fund ("Diversified Bond Fund"), a series of Evergreen Fixed Income Trust will (i) acquire all of the assets of Evergreen Quality Income Fund ("Quality Income Fund") in exchange for shares of Diversified Bond Fund; and
(ii) assume the identified liabilities of Quality Income Fund, as substantially described in the accompanying Prospectus/Proxy Statement.

                         ---- FOR        ---- AGAINST      ---- ABSTAIN


         2. To consider and vote upon such other matters as may properly come before said meeting or any adjournments thereof.

                         ---- FOR        ---- AGAINST      ---- ABSTAIN